Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258390

PROSPECTUS

Up to $50,000,000 of Shares of

Common Stock

We have entered into an Equity Distribution Agreement with JMP Securities LLC, or JMP Securities, dated August 2, 2021, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the agreement, we may offer and sell shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $50,000,000 from time to time through or to JMP Securities, acting as agent or principal.

Our common stock is listed on The Nasdaq Global Market under the symbol “MRIN.” The last sale price of our common stock on July 30, 2021, as reported by The Nasdaq Global Market, was $8.28 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. JMP Securities will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between JMP Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

JMP Securities will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross sales. In connection with its sale of common stock on our behalf, JMP Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of JMP Securities will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 6 of this prospectus, and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

JMP Securities

The date of this prospectus is August 19, 2021.

Prospectus

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, on August 2, 2021.

This prospectus relates to the offering of shares of our common stock. Before buying any shares of common stock offered hereby, we urge you to carefully read this prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus contains information about the common stock offered hereby.

You should rely only on the information that we have provided or incorporated by reference in this prospectus. We have not, and JMP Securities has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We use our registered trademarks, “Marin Software” and the Marin Software logo, in this prospectus. This prospectus may also include other registered and unregistered trademarks of Marin Software Incorporated and other persons. Except where the context requires otherwise, in this prospectus “Company,” “Marin,” “we,” “us,” “our,” “ours” and similar references refer to Marin Software Incorporated and its subsidiaries, taken as a whole. Registered trademarks and tradenames will be accompanied by the “®” designation only on their first reference. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the properties of their respective owners.

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus, including “Risk Factors” beginning on page 5 of this prospectus and the financial statements and related notes and other information that we incorporated by reference herein, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we file from time to time.

Company Overview

We are a leading provider of digital marketing solutions for search, social, and eCommerce advertising channels, offered as a unified software-as-a-service, or SaaS, advertising management platform for performance-driven advertisers and agencies. Our platform is an analytics, workflow and optimization solution for marketing professionals, enabling them to maximize the performance of their digital advertising spend. We market and sell our solutions to advertisers directly and through leading advertising agencies, and our customers collectively manage billions of dollars in advertising spend on our platform globally across a wide range of industries. We believe this makes us one of the largest providers of independent advertising cloud solutions. Our software solution is designed to help our customers:

•	measure the effectiveness of their advertising campaigns through our proprietary reporting and analytics capabilities;

•

manage and execute campaigns through our intuitive user interface and underlying technology that streamlines and automates key functions, such as advertisement creation and bidding, across multiple publishers and channels; and

•	optimize campaigns across multiple publishers and channels based on market and business data to achieve desired revenue outcomes using our predictive bid management technology.

Advertisers use our platform to create, target and convert precise audiences based on recent buying signals from users’ search, social and eCommerce interactions. Our platform is integrated with leading publishers such as Amazon, Apple, Baidu, Bing, Criteo, Facebook, Google, Instacart, Instagram, Pinterest, Twitter, Verizon Media, Yahoo! Japan and Yandex. Additionally, we have integrations with dozens of leading web analytics and advertisement-serving solutions and key enterprise applications, enabling our customers to more accurately measure the return on investment of their marketing programs.

Our software platform serves as an integration point for advertising performance, sales and revenue data, allowing advertisers to connect the dots between advertising spend and revenue outcomes. Through an intuitive interface, we enable our customers to simultaneously run large-scale digital advertising campaigns across multiple publishers and channels, making it easy for marketers to create, publish, modify and optimize campaigns.

Our predictive bid management and optimization technology also allows advertisers to forecast outcomes and optimize campaigns across multiple publishers and channels to achieve their business goals. Our optimization technology can help advertisers increase advertisement spend on those campaigns, publishers and channels that are performing well while reducing investment in those that are not. This category of solutions, which we refer to as cross-channel bid and campaign optimization, helps businesses intelligently and efficiently measure, manage, and optimize their digital advertising spend to achieve desired business results.

Corporate Information

We were incorporated in the State of Delaware in March 2006. Our principal executive offices are located at 123 Mission Street, 27th Floor, San Francisco, California 94105, and our telephone number is (415) 399-2580. Our website address is www.marinsoftware.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common stock.

The Offering

Common stock offered by us pursuant to this prospectus	Shares of common stock having an aggregate offering price of up to $50,000,000.

Manner of offering	“At the market offering” made from time to time through or to our placement agent, JMP Securities. See “Plan of Distribution” in this prospectus.

Common stock to be outstanding after this offering	Up to 21,501,658 shares (based on the number of shares of common stock outstanding as of June 30, 2021, plus the issuance of 4,315,775 shares between July 15, 2021 and July 21, 2021 pursuant to our Equity Distribution Agreement dated July 15, 2021 with JMP Securities LLC), assuming sales of 6,038,647 shares of our common stock in this offering at an offering price of $8.28 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on July 30, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Use of proceeds	We currently intend to use the net proceeds from this offering to fund research and development of our technology and for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” in this prospectus, as well as the other information included in or incorporated by reference in this prospectus, for a discussion of risks you should carefully consider before investing in our common stock.

The Nasdaq Global Market symbol	Our common stock is listed on The Nasdaq Global Market under the symbol “MRIN.”

The number of shares of common stock to be outstanding after this offering is based on 15,463,011 shares of common stock outstanding, which includes 11,147,236 shares of common stock outstanding as of June 30, 2021 and the issuance 4,315,775 shares between July 15, 2021 and July 21, 2021 pursuant to our Equity Distribution Agreement dated July 15, 2021 with JMP Securities LLC, and excludes:

•

385,600 shares of our common stock issuable upon the exercise of options under our 2006 Stock Option Plan and 2013 Equity Incentive Plan as of June 30, 2021, with a weighted average exercise price of $23.45 per share;

•	885,323 shares of our common stock issuable upon settlement of outstanding restricted stock units under our 2013 Equity Incentive Plan as of June 30, 2021;

•	284,250 shares of our common stock issuable upon the settlement of restricted stock units under our 2013 Equity Incentive Plan issued between July 1, 2021 and July 31, 2021; and

•

1,758,290 shares of our common stock reserved for future issuance under our equity compensation plans, consisting of (1) 1,488,987 shares of common stock reserved for issuance under our 2013 Equity Incentive Plan as of June 30, 2021 and (2) 269,303 shares of common stock reserved for future issuance under our 2013 Employee Stock Purchase Plan as of June 30, 2021.

Unless otherwise noted, the information in this prospectus reflects and assumes the following:

•	no exercise of outstanding options or settlement of the restricted stock units described above subsequent to June 30, 2021; and

•	an assumed public offering price of $8.28 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on July 30, 2021.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should carefully consider the risks described below, together with the risks described in the section entitled “Risk Factors” contained in our most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the SEC, as well as any amendment or update thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K we may file. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our securities to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Risks Related to this Offering, the Securities Markets and Ownership of Our Common Stock

Because management has broad discretion as to the use of the net proceeds from this offering, you may not agree with how we use them, and such proceeds may not be applied successfully.

Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds from this offering to fund research and development of our technology and for working capital and general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock, or that you otherwise do not agree with. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could, among other things, result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

If you purchase shares of common stock sold in this offering, you will incur immediate and substantial dilution.

If you purchase shares of our common stock in this offering, you will experience substantial and immediate dilution in the pro forma net tangible book value per share after giving effect to this offering of $5.51 per share as of June 30, 2021, at the assumed public offering price of $8.28 per share, which is the last reported sale price of our common stock on The Nasdaq Global Market on July 30, 2021, because the price that you pay will be substantially greater than the pro forma net tangible book value per share of the common stock that you acquire. This dilution is due in large part to the fact that our earlier investors paid substantially less than the offering price when they purchased shares of our capital stock. You will experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, and when we otherwise issue additional shares of our common stock. For more information, see “Dilution.”

We do not intend to pay dividends for the foreseeable future.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Consequently, stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a sales notice to JMP Securities at any time throughout the term of the equity distribution agreement. The number of shares that are sold by JMP Securities, if any, after delivering a sales notice will fluctuate based on the market price of the common shares during the sales period and limits we set with JMP Securities. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results, including statements regarding the capabilities of our technology platform and upgrades to the platform, product capabilities and their benefits for our customers, and expectations as to financial performance, that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements contained in this prospectus and the documents incorporated by reference herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “potentially,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “predict,” “expect,” “seek,” “likely,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, estimates and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These statements reflect our beliefs and certain assumptions based upon information available to us at the time we file this prospectus or the time of the documents incorporated by reference. Such forward-looking statements are only predictions, which may differ materially from actual results or future events. Although we believe that our expectations, estimates and projections reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as well as those discussed in this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements after the date of this prospectus, or in the case of documents referred to or incorporated by reference, the date of those documents, or to conform such statements to actual results or revised expectations, except as required by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

You should read this prospectus, any free writing prospectus and the documents incorporated by reference herein with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $50,000,000 from time to time. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement with JMP Securities as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Except as described in any free writing prospectus that we may authorize to be provided to you, we currently intend to use any net proceeds from the sale of securities under this prospectus primarily to fund research and development of our technology and for working capital and general corporate purposes.

Our management will have broad discretion over the uses of the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus and investors will be relying on the judgment of our management regarding the application of the proceeds. Pending these uses of net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and our pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of June 30, 2021 was approximately $11.2 million, or $0.73 per share. After giving effect to the sale by us of an aggregate of $50,000,000 in shares of common stock in this offering at an assumed offering price of $8.28 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on July 30, 2021, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $59.5 million, or $2.77 per share of common stock. This represents an immediate increase in the net tangible book value of $2.04 per share to our existing stockholders and an immediate dilution in the net tangible book value of $5.51 per share of common stock to new investors purchasing common stock in this offering. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share		$8.28
Net tangible book value per share as of June 30, 2021	$0.73
Increase in net tangible book value per share after this offering	2.04

As adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering		2.77

Dilution per share to new investors in this offering		$5.51

The table above assumes for illustrative purposes that an aggregate of 6,038,647 shares of our common stock are sold at a price of $8.28 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on July 30, 2021. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $8.28 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $2.85 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $6.43 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $8.28 per share shown in the table above, assuming all of our common stock in the gross aggregate amount of $50,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $2.54 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $4.74 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of common stock to be outstanding after this offering is based on 15,463,011 shares of common stock outstanding, which includes 11,147,236 shares of common stock outstanding as of June 30, 2021 and the issuance 4,315,775 shares between July 15, 2021 and July 21, 2021 pursuant to our Equity Distribution Agreement dated July 15, 2021 with JMP Securities LLC, and excludes:

•

385,600 shares of our common stock issuable upon the exercise of options under our 2006 Stock Option Plan and 2013 Equity Incentive Plan as of June 30, 2021, with a weighted average exercise price of $23.45 per share;

•	885,323 shares of our common stock issuable upon settlement of outstanding restricted stock units under our 2013 Equity Incentive Plan as of June 30, 2021;

•	284,250 shares of our common stock issuable upon the settlement of restricted stock units under our 2013 Equity Incentive Plan issued between July 1, 2021 and July 31, 2021; and

•

1,758,290 shares of our common stock reserved for future issuance under our equity compensation plans, consisting of (1) 1,488,987 shares of common stock reserved for issuance under our 2013 Equity Incentive Plan as of June 30, 2021 and (2) 269,303 shares of common stock reserved for future issuance under our 2013 Employee Stock Purchase Plan as of June 30, 2021.

To the extent outstanding options are exercised and restricted stock units are settled, there will be further dilution to new investors. In addition, to the extent we issue additional equity securities in connection with future capital raising activities, our then-existing stockholders may experience dilution.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings and do not expect to pay any cash dividends on our common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will be dependent on a number of factors, including our earnings, capital requirements and overall financial conditions.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with JMP Securities LLC, or JMP Securities, dated August 2, 2021, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $50,000,000 through or to JMP Securities as our sales agent or principal. The form of equity distribution agreement is filed as an exhibit to and incorporated by reference in this prospectus. Sales of the common stock, if any, will be made at market prices by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.

JMP Securities will offer the common stock subject to the terms and conditions of the equity distribution agreement on a daily basis or as otherwise agreed upon by us and JMP Securities. We will designate the maximum amount of common stock to be sold through JMP Securities on a daily basis or otherwise determine such maximum amount together with JMP Securities. Subject to the terms and conditions of the equity distribution agreement, JMP Securities will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct JMP Securities not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or JMP Securities may suspend the offering of the common stock being made through JMP Securities under the equity distribution agreement upon proper notice to the other party. We and JMP Securities each have the right, by giving written notice as specified in the equity distribution agreement, to terminate the equity distribution agreement in each party’s sole discretion at any time.

The aggregate compensation payable to JMP Securities as sales agent shall be equal to 3.0% of the gross proceeds from the sales of our common stock pursuant to the equity distribution agreement.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

JMP Securities will provide written confirmation to us following the close of trading on The Nasdaq Global Market as applicable, each day in which common stock is sold through it as sales agent under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to JMP Securities.

We will report at least quarterly the number of shares of common stock sold through JMP Securities under the equity distribution agreement and the net proceeds to us.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of the common stock on our behalf, JMP Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to JMP Securities will be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreement to provide indemnification and contribution to JMP Securities against certain liabilities, including liabilities under the Securities Act. In addition, we have agreed, under certain circumstances, to reimburse a portion of the expenses of JMP Securities incurred in connection with this offering up to a maximum of $75,000. As sales agent, JMP Securities will not engage in any transactions that stabilize our common stock.

We estimate that the total expenses of the offering payable by us, excluding commissions and reimbursement payable to JMP Securities under the equity distribution agreement, will be approximately $260,000.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fenwick & West LLP, San Francisco, California. JMP Securities is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common stock offered hereby, reference is made to the registration statement of which it is a part and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement of which it is a part are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 123 Mission Street, 27th Floor, San Francisco, CA 94105, during normal business hours. You may also obtain this information without charge from investor.marinsoftware.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35838) or may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2021;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, filed with the SEC on May 6, 2021;

•	our Quarterly Report on Form 10-Q for the three months ended June 30, 2021, filed with the SEC on August 2, 2021;

•	our Current Reports on Form 8-K filed with the SEC on February 3, 2021, June 4, 2021, and July 15, 2021 (Film No. 211091847);

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 19, 2018 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Marin Software Incorporated, 123 Mission Street, 27th Floor, San Francisco, California 94105. Copies of the above reports may also be accessed from our website at www.investor.marinsoftware.com. We do not incorporate the information from our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. See the section of this prospectus entitled “Where You Can Find Additional Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Up to $50,000,000 of Shares of

Common Stock

PROSPECTUS

JMP Securities

August 19, 2021